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                                                                   EXHIBIT 23.02


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Interests of Named Experts" in the Registration Statement (Form S-8) of OGE Energy Corp. for the registration of 5,000,000 shares of its common stock and to the incorporation by reference therein of (i) our report dated January 24, 2003, with respect to the consolidated financial statements and schedule of OGE Energy Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission and (ii) our report dated June 14, 2002, with respect to the financial statements of the OGE Energy Corp. Employees' Stock Ownership and Retirement Savings Plan for the year ended December 31, 2001 included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP



Oklahoma City, Oklahoma
April 10, 2003